UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 4, 2006

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 5, 2006, the Board of Directors (the “Board”) of NovaDel Pharma Inc. (the “Company”) announced its appointment of Dr. David H. Bergstrom as the Company’s Chief Operating Officer, effective December 4, 2006. There was no arrangement or understanding between Dr. Bergstrom and any other persons pursuant to which Dr. Bergstrom was appointed Chief Operating Officer.

The Company and Dr. Bergstrom entered into an Employment Agreement dated as of December 4, 2006 (the “Employment Agreement”). The Employment Agreement term commenced on December 4, 2006 and will expire on December 3, 2009. In addition, the Company and Dr. Bergstrom entered into an Incentive Stock Option Agreement and a Nonqualified Stock Option Agreement both dated as of December 4, 2006 (the “Option Agreements”) pursuant to which the Company granted to Dr. Bergstrom options to purchase 900,000 shares of common stock of the Company and a Restricted Stock Award Agreement granting 100,000 shares of restricted stock of the Company. The material terms of the Employment Agreement and Option Agreements and the Restricted Stock Award Agreement are set forth below.

•	Base salary: Pursuant to the Employment Agreement, the Company will pay Dr. Bergstrom a base salary of $300,000 per annum, payable in equal semi-monthly installments.

•

Bonuses: The Company shall pay Dr. Bergstrom a cash bonus of $100,000 for the period commencing on January 1, 2007 and ending on December 31, 2007, such bonus will be paid in January 2008. In the remaining years of the contract, Dr. Bergstrom shall be eligible to receive a bonus equal to 30% (thirty percent) of his base salary, provided, however, that such bonus shall be payable only upon the successful achievement of certain performance milestones related to Dr. Bergstrom’s role in the Company, which milestones shall be defined and enumerated by mutual agreement between Dr. Bergstrom and the President & Chief Executive Officer of the Company within the first month of Dr. Bergstrom’s term of employment, and again at the same time in each succeeding year of Dr. Bergstrom’s term of employment with the Company. The amount of Bonus paid to Dr. Bergstrom shall be increased or decreased from time to time at the discretion of the Compensation Committee of the Board.

•

Stock Options and Restricted Shares: Pursuant to the Employment Agreement, the Company granted Dr. Bergstrom options to purchase 900,000 shares of common stock of the Company, of which 58,479 shall be incentive stock options and 841,521 shall be nonqualified stock options. The stock options shall vest upon: (i) 12.5% upon acceptance by the Food & Drug Administration (“FDA”) of our New Drug Application (“NDA”) submission for our product candidate zolpidem; (ii) 12.5% upon FDA acceptance of a NDA submission for our product candidate sumatriptan; (iii) 12.5% upon Board of Directors approval and successful implementation of portfolio plan for next generation compounds; (iv) 12.5% upon CEO approval and successful implementation of organization plan to address issues in analytical, clinical and regulatory; (v) 15% upon completion of a Board of Directors approved licensing deal for our product candidate zolpidem; (vi) 15% upon completion of a Board of Directors approved licensing deal for our product candidate sumatriptan; and (vii) 20% at Board of Directors discretion upon completion of approved licensing deal for our product candidates zolpidem or sumatriptan. Such options will expire on December 3, 2016. The exercise price of each option is $1.71.

On the first day of employment (December 4, 2006), as additional compensation for the services to be rendered by Dr. Bergstrom pursuant to the Employment Agreement, the Company granted to Dr. Bergstrom 100,000 shares of restricted stock pursuant to the Company’s 2006 Equity Incentive Plan. The grant price of said 100,000 Restricted Shares shall be equal to 100% of the Fair Market Value (trading price) on the first date of employment. Such Restricted Shares shall contain restrictions that will vest ratably over a three-year period ending on the third anniversary of the grant so that 33,333 shares of the Company’s Stock will vest on the first anniversary of the grant, the second anniversary of the grant, and 33,334 shares of the Company’s Stock will vest on the third anniversary of the grant.

•

Severance: If Dr. Bergstrom’s employment is terminated by the Company prior to the expiration of the term of the Employment Agreement or by Dr. Bergstrom for Good Reason (as defined in the Employment Agreement). Dr. Bergstrom will receive certain severance payments and benefits, which vary depending upon the reason for the termination of the Employment Agreement, and which are fully described in the Employment Agreement attached hereto. In addition, upon the termination, certain options would vest and certain options would be terminated either at the date of termination of the Employment Agreement or at a later date, varying in both cases, depending upon the reason for the termination, all as fully described in the Employment Agreement, the Option Agreements and the Restricted Stock Award Agreement. If Dr. Bergstrom’s Employment Agreement were to not be renewed at the expiration of the term thereof by the Company, Dr. Bergstrom will receive certain severance payments and benefits, as fully described in the Employment Agreement, and all of his outstanding options would be deem to be vested and would expire 90 days after the date of nonrenewal.

The descriptions of the Employment Agreement, the Option Agreements and the Restricted Stock Award Agreement above are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement, the Option Agreements and the Restricted Stock Award Agreement. Copies of the Employment Agreement, the Option Agreements and the Restricted Stock Award Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and are incorporated in this Item 5.02 by reference.

As Chief Operating Officer of the Company, Dr. Bergstrom will serve at the pleasure of the Board. Dr. Bergstrom is 52 years old. From 1999 to November 2006, Dr. Bergstrom served in several capacities at Cardinal Health, Inc., including Vice President, Research & Development and Senior Vice President and General Manager. From 1998 to 1999, Dr. Bergstrom was Vice President of Pharmaceutical & Chemical Development at Guilford Pharmaceuticals Inc. Dr. Bergstrom was employed by Hoechst Marion Roussel, Inc. as the Director of Pharmaceutical and Analytical Sciences from 1996 to 1998. Dr. Bergstrom served as Director of Pharmaceutical and Analytical Development for the predecessor company, Hoechst-Roussel Pharmaceuticals Inc., from 1991 to 1996, and Group Manager, Formulations, Pharmaceutical Research from 1990 to 1991. Prior thereto, Dr. Bergstrom held various positions at Ciba-Geigy Corporation. Dr. Bergstrom received his Ph.D. in Pharmaceutics at the University of Utah in 1985. In addition, he received his M.S. in Pharmaceutical Chemistry at the University of Michigan in 1982 and his B.S. degree in Pharmacy in 1978 at Ferris State University. A copy of a press release announcing Dr. Bergstrom’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement dated December 4, 2006 by and between NovaDel Pharma Inc. and David H. Bergstrom, Ph.D.
10.2	Incentive Stock Option Award between NovaDel Pharma Inc. and David H. Bergstrom dated December 4, 2006.
10.3	Nonqualified Stock Option Award between NovaDel Pharma Inc. and David H. Bergstrom, dated December 4, 2006.
10.4	Restricted Stock Award between NovaDel Pharma Inc. and David H. Bergstrom, dated December 4, 2006.
99.1	Press release dated December 4, 2006, titled “NovaDel Appoints David Bergstrom as Chief Operating Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By	/s/ Michael E Spicer
Name	Michael E Spicer
Title	Chief Financial Officer

Date: December 8, 2006